CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST
     FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS OF THIS EXHIBIT HAVE
       BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                EXHIBIT 10.8

                    Agreement to Purchase and Sell Equipment

        This Agreement made this 30th day of June, 1994 by and between

         CellularVision Technology & Telecommunications, L.P.
         with offices at Dag Hammarskjold Boulevard, Freehold, N.J. 07728 (hereinafter referred to as "CT&T"),
                           and
         mm-Tech, Inc, with offices at 246 Industrial Way West,  Eatontown,  NJ
          07724 (hereinafter referred to as "Supplier")

          Whereas, CT&T is the owner of and developer (either directly or through its predecessors and officers) of a certain millimeter wave
telecommunications   system  known  as  the  CellularVision(TMSM)  system  for
transmitting information, which system is generally described in United States Patent number 4,747,160 and foreign counterparts thereto (the "Patent") and further described in the Federal Communications Commission proceedings regarding Local Multipoint Distribution Services (In Re Application of Suite 12 Group); and

          Whereas, Supplier is in the business of manufacture and development of microwave and telecommunications products and has agreed to perform such services for and on behalf of CT&T in accordance with the specifications directed by CT&T; and

          Whereas, CT&T has agreed to purchase certain equipment from Supplier under certain terms and conditions and it is the intention of both parties to set forth such terms and conditions which shall govern the sale of the equipment as well as the conduct of the parties with regard to proprietary information of the other which will be necessarily be disclosed in the performance of this transaction.

          Now, therefore, in consideration of the mutual obligations of the parties hereto as described herein, it is agreed and the parties agree to be bound as follows:

          1. Sale and Purchase. CT&T agrees to purchase and Supplier agrees to sell certain equipment described in Schedule "A" attached hereto and made a part hereof (hereinafter referred to as "Specified Equipment"). Schedule "A" may also contain specifications of the equipment subject to this sale. In the event that detailed specifications are not included in Schedule "A", then the parties have agreed to submit such information to the other under separate cover, which specifications shall be deemed included in Schedule "A" by reference. Schedule "A" may be amended from time to time by mutual consent of the parties to change the quantities, pricing, type of equipment, and/or specifications of the equipment. Such changes shall be evidenced by the signature of an authorized representative of each party together with the date of the modification being affixed thereto. Until such modification has been executed by representatives of both parties, the obligations of the parties to perform based upon the previous schedule shall remain in full force and effect.

          2. Purchase Price. For and in consideration of Supplier rendering full and proper performance of its obligations hereunder, including the delivery of the Specified Equipment within the time frame set for delivery of same and performance of the Specified Equipment in accordance with the specifications set forth for same, CT&T agrees to pay Supplier the sum of $2,190,000.

          The aforesaid sum is to be paid as follows: $876,000 to be paid on or before this date; the remainder to be paid as set forth in Schedule "A". In the event that the pricing for the Specified Equipment, as same currently exist or as amended from time to time, is modified, then the pricing information and payment terms for same, if applicable, shall be modified as set forth in the amended Schedule "A".

          3. Delivery. Supplier shall make delivery of the equipment to CT&T at CT&T's designated address for delivery of such Specified Equipment. CT&T may modify the place of delivery from time to time upon notice to Supplier. Delivery shall be made as set forth in Schedule "A". In the event that an amended Schedule "A" indicates a different time schedule for delivery, then the amended delivery date shall be substituted for the instant schedule.

          4. Installation. Supplier agrees to install the Specified Equipment at sites designated by CT&T within the time period set for delivery of same on a reasonable time and material basis. Such installation may be delayed by CT&T or its customer, in the event that the site selection or needed infrastructure is not complete by the delivery date, however, such delays shall not delay the time in which payment is to be made. Payment shall nevertheless be due on the original delivery date provided that the Specified Equipment was available for delivery on such date. Supplier will provide whatever assistance is possible in evaluation of sites, design of system layouts, etc. to facilitate and expedite the process of installation of the infrastructure equipment.

          5. Warranty. Supplier shall warrant the Specified Equipment to be free from defects from material and workmanship, to perform in accordance with its specifications, and to be in conformity with applicable specifications and drawings for a period of two (2) years from the date of installation of the equipment at CT&T or CT&T's customer's location, provided however, that this warranty shall not apply to defects or nonperformance resulting from physical or electrical abuse or misuse, or from natural disaster. The Traveling Wave Tube Amplifier shall only be warranted for a period of one (1) year from the date of installation. Return products will be shipped, transportation prepaid, to Supplier by the most economical means. Shipping costs will be credited to CT&T by Supplier. Supplier shall have the option to repair or replace the defective items, provided, however, that any repairs shall not excessively delay the receipt of replacement equipment by CT&T.

          6. Waiver. CT&T may waive, at its option, any required specifications and accept nonconforming product. Similarly, it may waive strict performance of any provision of this Agreement. Any such waiver shall not be deemed to be a modification of this Agreement and shall not relieve Supplier of its obligation to perform hereunder except to the extent that CT&T has agreed to such modification in writing.

          7. Monitoring and Testing, Supplier agrees to give CT&T full access to its site and manufacturing and development program for the purpose of monitoring Supplier's performance under this contract. CT&T agrees that any confidential processes of Supplier not covered by

Paragraphs 7 or 8 hereinafter shall remain the proprietary information of Supplier and shall be treated in the same manner as Supplier treats proprietary information of CT&T.

          Supplier and CT&T shall jointly develop methods of testing the Specified Equipment during the manufacture process so as to assure conformance with the specification, quality control and, if applicable, improvement of the specifications. CT&T shall obtain FCC typecast approval for the Specified Equipment if same is necessary.

          8. Proprietary Information. Proprietary information will be exchanged and protected under the Non-Disclosure Agreement between Supplier and CT&T dated June 30, 1994 and included by reference herein.

          9. Intellectual Property. "Intellectual Property" shall mean any patent, copyright, mask work registration, any application therefor, and the underlying subject matter thereof. Intellectual Property shall also include the design of the Product, including all drawings, reports and specifications relating to the Product, its manufacture, testing, or installation. All
Intellectual Property produced by the Supplier or any of its employees or consultants in the course of the performance of this Agreement or derived from Proprietary Information of CT&T shall be owned by CT&T.

          Supplier shall promptly inform CT&T of the production of any intellectual Property to be owned by CT&T pursuant to this Agreement, shall assure that its employees and consultants do not publish or disclose the subject matter of such intellectual property to a third party without prior written permission by CT&T, and shall further assure that its employees and consultants do not publish or disclose the subject matter of such intellectual property to a third party without prior written permission by CT&T, and shall further assure that such employees and consultants cooperate with CT&T in the preparation and filing, at CT&T's expense, of such applications as CT&T deems necessary and appropriate in its sole discretion to protect such Intellectual Property anywhere in the world.

          Supplier represents to CT&T that it has, or will have, prior to commencement of the activities under this Agreement, valid and sufficient arrangements and written agreements with its respective employees and consultants, such that CT&T shall own the Intellectual Property granted it pursuant to the terms of this Agreement, free of any right or claims of said employees and consultants.

          10. Exclusivity. Supplier agrees to sell the Specified Equipment, or any equipment which is intended to implement the CT&T CellularVision (TM SM) transmission system or imitate same, to CT&T, its licensees or CT&T approved purchasers exclusively. Similarly, Supplier shall not utilize CT&T's Proprietary information or Intellectual Property in the development or production of equipment for purchasers other than CT&T, its licensees or CT&T approved purchasers. Seller may utilize, but may not sublicense or authorize third parties to utilize, Proprietary information or Intellectual Property produced solely by the Supplier or any of its employees or consultants in the course of the performance of this Agreement in the development or production of equipment which is neither Specified Equipment nor intended to implement the CT&T

CellularVision(TM SM) transmission system or imitate same, provided said Proprietary Information or Intellectual Property is neither derived from nor uses any other Proprietary Information or Intellectual Property of CT&T.

          11. Favored Contractor. CT&T agrees that Supplier shall be deemed a "favored contractor" and CT&T shall, whenever possible, offer Supplier the opportunity to bid on any equipment supply contracts. CT&T, hereby, grants to Supplier a right to bid on any future orders of the Specified Equipment. In the event that there is a lower bid(s) from another party(s), Supplier will have the last look option to match said lower bid and receive an order for a Proportionate Quantity of the total number of units of Specified Equipment required. "Proportionate Quantity" is defined as the quotient, rounded up to the nearest integer, formed by dividing the total quantity of units of Specified Equipment required by one plus the number of lower bidders meeting the lowest price.

          12. Royalty. Supplier agrees to execute CT&T's standard royalty agreement with equipment suppliers requiring Supplier to pay CT&T a royalty in the amount of 2.5% of the Gross Sales Price, exclusive of sales tax, upon equipment which utilizes CT&T's Proprietary Information, Intellectual Property or Patent.

          13. Identifying Marks and Logos. Supplies shall, at the direction of CT&T, affix the CellularVision(TM SM) trademark and/or logo and/or CT&T name upon the Specified Equipment. No other trademark, logo or other corporate company identifiers may be placed upon the Specified Equipment without written consent of CT&T. Supplier shall also affix to the Specified Equipment appropriate bar coding so as to enable CT&T to adequately track the Specified Equipment.

          14. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey and the parties agree to submit themselves to the jurisdiction of the State and Federal Courts of the State of New Jersey as the proper forum for resolution of disputes.

          15. Complete Agreement. This Agreement constitutes the entire understanding between the parties and supersedes any prior understandings. The terms of this Agreement shall not be modified except in writing duly executed by the parties hereto.

          16. Binding Effect and Assignment. This Agreement shall be binding on the parties hereto, their successors and assigns. Supplier may not assign its obligations under this Contract without written consent of CT&T.

          In Witness Whereof, the parties have executed this Agreement the day and year first above-written.


Attest:                                           CellularVision Technology &
                                                    Telecommunications, L.P.
                                                    ("CT&T")


/s/Bernard Bossard                                 by /s/Shant Hovnanian
_______________________                             ______________________
                                                      Shant Hovnanian
                                                      Chief Executive Officer


Attest:                                              mm-Tech, Inc.
                                                       ("Supplier")


                                                       /s/Charles Brand
_______________________                             by ______________________
                                                       Charles Brand
                                                       President

                                   SCHEDULE A

Equipment to Be Delivered:

6 Transmitters @ 27.5-28.5 GHz. with redundant TWTAs and automatic switchover

Price: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] per transmitter totaling [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

Paid as follows: 40% due upon execution of this Agreement totaling [CONFIDENTIAL
PORTION   OMITTED  AND  FILED   SEPARATELY  WITH  THE  SECURITIES  AND  EXCHANGE
COMMISSION]

Of this amount, [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] has already been paid, therefore, the additional amount due is [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

The total deposit is to be deemed evenly allocable over each unit  [CONFIDENTIAL
PORTION   OMITTED  AND  FILED   SEPARATELY  WITH  THE  SECURITIES  AND  EXCHANGE
COMMISSION] per unit) to be delivered.

The remainder due per unit [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] shall be paid 20 days after delivery of each unit.


Delivery Dates:

One unit to be delivered and installed on each of:

         July 1, 1994

         July 15, 1994

         August 5, 1994

         August 15, 1994

         September 7, 1994

         September 30, 1994

Specifications:                     Set forth in separate document

Shipped System #5 10/95

                            CONFIDENTIALITY AGREEMENT


THIS CONFIDENTIALITY AGREEMENT, effective June 30th, 1994, (the "Effective Date"), by and between CellularVision Technology and Telecommunications, L.P., having an address at 12 Dag Hammarskjold Boulevard, Suite 12, Freehold, New Jersey ("CT&T") and mmTech, having an address at 246 Industrial Way West, Eatontown, NJ 07724 (the "Other Party"), shall govern the conditions of disclosure by CT&T to the Other Party of confidential technical and business information of CT&T ("Information") relating to the utilization of millimeter or other microwave frequencies aboe 12 GHz for the transmission of television or other signals on a point to multi-point basis (the "Field"). Information, if disclosed in writing, shall be labeled as "confidential" and if disclosed orally, shall be identified as confidential at the time of disclosure and confirmed as confidential in writing by CT&T within 30 days after disclosure.

The Other Party hereby agrees: (i) not to use the Information except for the purposes of evaluation and determination of whether to enter into a business relationship with CT&T and its affiliates within the Field, (ii) not to use the Information to reverse engineer or otherwise design around any CT&T proprietary project or product, and (iii) not to disclose Information to others without the express written permission of CT&T, except that the Other Party shall not be prevented from using or disclosing Information:

          a) which is approved in writing by CT&T for release without restrictions; or

          b) which the Other Party can demonstrate by written records was known to them as of the Effective Date; or

          c) which is now public knowledge, or becomes public knowledge in the future, other than through acts or omissions of the Other Party in violation of this Agreement; or

          d) which is lawfully obtained by the Other Party from sources independent of CT&T who have a lawful right to disclose such Information.

It is further agreed that CT&T's furnishing of Information to the Other Party shall not constitute any grant, option, or license under any patent or other intellectual property rights now or hereinafter held by CT&T.

In consideration of the disclosure made by CT&T hereunder, the Other Party agrees that for five years from the date of the last such disclosure, it will refrain from applying to the Federal Communications Commission ("FCC") or its foreign counterparts for any licensed frequency allocation within the Field, and from contesting any FCC or foreign counterpart waiver request o rule-making sought by or on behalf of CT&T or any affiliates of CT&T, without concurrently obtaining from CT&T a license to utilize the technology, such license at normal terms and conditions shall not be unreasonably withheld.

The Other Party acknowledges that its breach of this Agreement may result in actual and consequential damages to CT&T, and in further harms, the extent of which may be difficult or impossible to compensate through a monetary award.

This agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, United State of America, without reference to conflict of laws principles or statutory rule of arbitration. If any term of this Agreement is found to be invalid or unenforceable, then such term shall be deemed inoperative and this Agreement shall be deemed to have beem modified accordingly.

This Agreement constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous registrations, agreements, commitments and writings in respect thereof.

Except as otherwise expressly provided herein, the obligations of the Other Party hereunder shall continue full force and effect for five years after the Effective Date.


CELLULARVISION TECHNOLOGY and
  TELECOMMUNICATIONS, L.P.
("CT&T")                                             ("Other Party")

By:/s/Shant Hovnanian                              By:/s/Charles Brand
____________________________                       ___________________________
Print Name:  Shant Hovnanian                       Print Name:  Charles Brand
Title:  Partner, CT&T                              Title:  President